UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2009

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

This Current Report on Form 8-K provides supplemental information regarding Bunge Limited’s (the “Company’s”) earnings per share guidance for the year ending December 31, 2009.  This supplemental information should be read in conjunction with the Company’s earnings press release for the third quarter ended September 30, 2009, dated October 22, 2009 (the “Earnings Press Release”), which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on October 22, 2009.

In the Earnings Press Release, the Company provided 2009 full year earnings per share guidance in the range of $3.10 to $3.50 per share, which was based on an estimated weighted average of approximately 128 million common shares outstanding and net income attributable to Bunge of $475 million to $525 million (which is before deducting $78 million of preferred dividends). The earnings per share guidance was based on the Company’s expectation that its convertible preference shares will not be dilutive under the “if converted” earnings per share calculation method for the year ending December 31, 2009. This full year 2009 earnings per share guidance implies a fourth quarter 2009 earnings range of $125 million to $175 million of net income attributable to Bunge (which is before deducting fourth quarter preferred dividends of $39 million) and earnings per share guidance in a range of $0.64 to $1.01, which is based on an estimated weighted average of approximately 135 million common shares outstanding, as the Company expects its convertible preference shares will not be dilutive for the fourth quarter 2009.

* * * * *

This Current Report on Form 8-K contains forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results.  We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K or as of October 22, 2009, as applicable, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 27, 2009

BUNGE LIMITED

By:	/s/ Jacqualyn A. Fouse
	Name:	Jacqualyn A. Fouse
	Title:	Chief Financial Officer